As filed with the Securities and Exchange Commission on April 2, 2007
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
REGENCY ENERGY PARTNERS LP*
REGENCY ENERGY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	4922 4922 (Primary Standard Industrial Classification Code Number)	16-1731691 38-3747282 (I.R.S. Employer Identification No.)

1700 Pacific, Suite 2900 Dallas, Texas 75201 (214) 750-1771 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)	William E. Joor III 1700 Pacific, Suite 2900 Dallas, Texas 75201 (713) 621-9547 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Dan A. Fleckman
Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin Street, Suite 3600
Houston, Texas 77002
(713) 758-2222
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of	Amount	maximum offering	maximum aggregate	Amount of
securities to be registered	to be registered	price per note	offering price	registration fee(1)
8 3/8% Senior Notes due 2013 Guarantees(2)	$550,000,000	100%	$550,000,000	$16,885

(1)	Determined in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(a) of the Securities Act of 1933.

*	Includes certain subsidiaries of Regency Energy Partners LP identified on the following pages.
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Regency Gas Services LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	03-0516215 (I.R.S. Employer Identification Number)
Regency OLP GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-4188520 (I.R.S. Employer Identification Number)
Regency Intrastate Gas, LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0077616 (I.R.S. Employer Identification Number)
Regency Midcon Gas LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-1061643 (I.R.S. Employer Identification Number)
Regency Liquids Pipeline LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0077619 (I.R.S. Employer Identification Number)
Regency Gas Gathering and Processing LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0077618 (I.R.S. Employer Identification Number)
Regency Waha GP, LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	38-3697585 (I.R.S. Employer Identification Number)
Regency NGL GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0941731 (I.R.S. Employer Identification Number)
Regency Gas Marketing GP, LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1005445 (I.R.S. Employer Identification Number)
Regency Waha LP, LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0749513 (I.R.S. Employer Identification Number)
Regency NGL Marketing LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0941662 (I.R.S. Employer Identification Number)
Regency Gas Marketing LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1005447 (I.R.S. Employer Identification Number)
Regency Gas Services Waha LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0750124 (I.R.S. Employer Identification Number)
Regency TS GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	37-1540711 (I.R.S. Employer Identification Number)

Regency FS GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-3138090 (I.R.S. Employer Identification Number)
Regency GU GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-3138092 (I.R.S. Employer Identification Number)
Regency Guarantor GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-2057138 (I.R.S. Employer Identification Number)
Regency Operating GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-2057140 (I.R.S. Employer Identification Number)
Regency TS Acquisition GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-2057145 (I.R.S. Employer Identification Number)
Regency FN GP LLC
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-3138095 (I.R.S. Employer Identification Number)
Regency TGG LLC
(Exact Name of Registrant As Specified In Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	20-0330629 (I.R.S. Employer Identification Number)
Regency TS Acquisition LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-2057145 (I.R.S. Employer Identification Number)
Regency Eastex Protreat I LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-3216838 (I.R.S. Employer Identification Number)
Regency Eastex Protreat II LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-3216839 (I.R.S. Employer Identification Number)
Regency Field Services LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	35-2270502 (I.R.S. Employer Identification Number)
Regency Frio Newline LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-0103023 (I.R.S. Employer Identification Number)
Regency Gas Utility LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-0103022 (I.R.S. Employer Identification Number)
Regency Guarantor LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware	34-2057138
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Regency Operating LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-2057141 (I.R.S. Employer Identification Number)
Regency Eastex Newline LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-3216837 (I.R.S. Employer Identification Number)
Regency FS LP
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-3165677 (I.R.S. Employer Identification Number)
Gulf States Transmission Corporation
(Exact Name of Registrant As Specified In Its Charter)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	72-1146059 (I.R.S. Employer Identification Number)
Regency Gas Company Ltd.
(Exact Name of Registrant As Specified In Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	75-3016693 (I.R.S. Employer Identification Number)
Regency Pipeline Company Inc.
(Exact Name of Registrant As Specified In Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	74-3016692 (I.R.S. Employer Identification Number)
Palafox Joint Venture
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-3017118 (I.R.S. Employer Identification Number)

Subject to Completion, dated April 2, 2007

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Prospectus
Regency Energy Partners LP
Regency Energy Finance Corp.
Offer to Exchange
up to
$550,000,000 of 8⅜% Senior Notes due 2013
that have been registered under the Securities Act of 1933
for
$550,000,000 of 8⅜% Senior Notes due 2013
that have not been registered under the Securities Act of 1933

     Please read “Risk Factors” beginning on page 6 for a discussion of factors you should consider before participating in the exchange offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Each broker-dealer that receives the notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of one year from the expiration date of this exchange offer to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is             , 2007

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission.” In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus and in the applicable letter of transmittal accompanying this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus are accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.
     This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations, Regency Energy Partners LP, 1700 Pacific, Suite 2900, Dallas, Texas 75201; telephone number: (214) 750-1771. Please also see “Where You Can Find More Information” in this prospectus.

SUMMARY
     This summary highlights information included or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offer and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offer, you should read this entire prospectus carefully, including the financial data and related notes incorporated by reference in this prospectus and the “Risk Factors” section beginning on page 6 of this prospectus.
     Throughout this prospectus, when we use the terms “we,” “us,” “our,” or “Regency,” we are referring either to Regency Energy Partners LP or to Regency Energy Partners LP and its subsidiaries collectively, including the co-issuer of the notes, Regency Energy Finance Corp., as the context requires.
Regency Energy Partners LP
     We are a growth-oriented publicly-traded Delaware limited partnership engaged in the gathering, processing, marketing and transportation of natural gas. We provide these services through systems located in north Louisiana, Texas and the mid-continent region of the United States, which includes Kansas, Oklahoma, Colorado and the Texas Panhandle. We were formed in 2005 by HM Capital Partners LLC to capitalize on opportunities in the midstream sector of the natural gas industry.
     We divide our operations into two business segments:
•	Gathering and Processing: in which we provide “wellhead-to-market” services to producers of natural gas, which include transporting raw natural gas from the wellhead through gathering systems, processing raw natural gas to separate natural gas liquids, or NGLs, from the raw natural gas and selling or delivering the pipeline-quality natural gas and NGLs to various markets and pipeline systems; and

•	Transportation: in which we deliver natural gas from northwest Louisiana to more favorable markets in northeast Louisiana through our 320-mile Regency Intrastate Pipeline system, which has been significantly expanded and extended over the last 18 months.
     All of our assets are located in well-established areas of abundant natural gas production that are characterized by long-lived, predictable reserves. These areas are generally experiencing increased levels of natural gas exploration, development and production activities as a result of strong demand for natural gas, attractive recent discoveries, infill drilling opportunities and the implementation of new exploration and production techniques.
Our Offices
     Our principal executive offices are located at 1700 Pacific, Suite 2900, Dallas, Texas 75201, and our phone number is (214) 750-1771. Our website address is www.regencyenergy.com. Information on our website is not incorporated in this prospectus.

Exchange Offer
     On December 12, 2006, we completed a private offering of the outstanding notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of our outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer within 30 business days after the date of this prospectus. The following is a summary of the exchange offer.

Outstanding Notes	On December 12, 2006, we issued $550 million aggregate principal amount of 8 3/8% Senior Notes due 2013.

Exchange Notes	8 3/8% Senior Notes due 2013. The terms of the exchange notes are identical to those terms of the outstanding notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes do not apply to the exchange notes.

Exchange Offers	We are offering to exchange up to $550 million principal amount of our 8 3/8% Senior Notes due 2013 that have been registered under the Securities Act of 1933, or the Securities Act, for an equal amount of our outstanding 8 3/8% Senior Notes due 2013 that have not been so registered. We are making this offer to satisfy our obligations under the registration rights agreement that we entered into when we issued the outstanding notes in a transaction exempt from registration under the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the Commission or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer. Please read “Exchange Offer — Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Outstanding Notes	All of the outstanding notes are held in book-entry form through the facilities of The Depository Trust Company, or DTC. To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

DTC has received instructions to exchange your notes; and you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

For more details, please read “Exchange Offer — Terms of the Exchange Offer” and “Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “Exchange Offer — Withdrawal of Tenders.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any outstanding note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes promptly after the expiration date and acceptance of the outstanding notes for exchange. Please read “Exchange Offer — Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offer. Please read “Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Outstanding Notes	If you do not exchange your outstanding notes in the exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them in compliance with an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of exchange notes for outstanding notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Material Federal Income Tax Consequences.”

Exchange Agent	We have appointed Wells Fargo Bank, National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows:

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9203-121 Sixth & Marquette Avenue Minneapolis, MN 55479
Terms of the Exchange Notes
     The exchange notes will be identical to the outstanding notes, except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes. Where appropriate sometimes refer to both the exchange notes and the outstanding notes as the “notes.”

     The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please read “Description of Exchange Notes.”

Issuers	Regency Energy Partners LP and Regency Energy Finance Corp.

Securities Offered	$550,000,000 principal amount of 8 3/8% Senior Notes due 2013.

Interest Rate	8.375% per annum.

Interest Payment Dates	Interest on the exchange notes will accrue from December 7, 2006 and will be paid semi-annually on June 15 and December 15 of each year, commencing June 15, 2007, to holders of record as of the preceding June 1 and December 1, respectively.

Maturity Date	December 15, 2013.

Subsidiary Guarantees	Each of our current wholly-owned domestic subsidiaries, other than Regency Energy Finance Corp., will guarantee the exchange notes initially. Not all of our future subsidiaries will have to become guarantors. If we cannot make payments on the exchange notes when they are due, the guarantor subsidiaries, if any, must make them instead. Please read “Description of Exchange Notes—Subsidiary Guarantees.”

Optional Redemption	We may redeem some or all of the exchange notes at any time on or after December 15, 2010. We may also redeem some or all of the exchange notes at a “make-whole” redemption price at any time prior to December 15, 2010. In addition, prior to December 15, 2009, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of certain equity offerings at a specified redemption price. The redemption prices are discussed under the caption “Description of Exchange Notes—Optional Redemption.”

Change of Control	When a change of control event occurs, each holder of exchange notes may require us to repurchase all or a portion of its exchange notes at a price equal to 101% of the principal amount of the exchange notes, plus any accrued and unpaid interest to the date of repurchase.

Ranking	The notes and the guarantees will be unsecured and will rank equally with all existing and future unsubordinated obligations of us and our guarantors. The notes and the guarantees will be senior in right of payment to any future obligations of us and our guarantors that are, by their terms, expressly subordinated in right of payment to the notes and the guarantees. The notes and the guarantees will be effectively subordinated to the secured obligations of us and our guarantors, including our credit facility, to the extent of the value of the assets securing such obligations. As of March 22, 2007, we and the guarantors had outstanding approximately $698.1 million of total debt, consisting of $50 million in term loans and $98.1 million in revolving credit borrowings under our credit facility, all of which was secured, and had availability for an additional $151.9 million of revolving credit borrowing under our credit facility. This offering will have no effect on the available capacity under our credit facility.

Certain Covenants	The indenture will contain covenants that, among other things, will limit our ability and the ability of certain of our subsidiaries to:
•	incur additional indebtedness,

•	pay distributions on, or repurchase or redeem equity interests,

•	make certain investments,

•	incur liens,

•	enter into certain types of transactions with our affiliates; and

•	sell assets or consolidate or merge with or into other companies.

These and other covenants are subject to important exceptions and qualifications that are described under the heading “Description of Exchange Notes” in this prospectus.

If, prior to their maturity, the exchange notes achieve an investment grade rating from each of Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services and no event of default has occurred and is continuing under the indenture, then many of these covenants will terminate.

Transfer Restrictions; Absence of a Public Market for the Notes	The exchange notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. We do not intend to arrange for a trading market in the exchange notes after the exchange offer, and it is therefore unlikely that such a market will exist for the exchange notes.

Form of Exchange Notes	The exchange notes will be represented by one or more global notes. Each global exchange note will be deposited with the trustee, as custodian for DTC.

Same-Day Settlement	The global exchange notes will be shown on, and transfers of the global exchange notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

The exchange notes are expected to trade in DTC’s Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the exchange notes will be settled in immediately available funds.

Trustee, Registrar and Exchange Agent	Wells Fargo Bank, National Association.

Governing Law	The exchange notes and the indenture relating to the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS
     In addition to the other information set forth elsewhere or incorporated by reference in this prospectus, you should consider carefully the risks described below before deciding whether to participate in the exchange offer.
Risks Related to the Exchange Offer
If you fail to exchange outstanding notes, existing transfer restrictions will remain in effect and the market value of outstanding notes may be adversely affected because they may be more difficult to sell.
     If you fail to exchange outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the outstanding notes.
     The tender of outstanding notes under the exchange offer will reduce the principal amount of the currently outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding notes that you continue to hold following completion of the exchange offer.
Risks Related to Our Business
We may be unable to integrate successfully the operations of TexStar or future acquisitions with our operations and we may not realize all the anticipated benefits of the acquisition of TexStar or any future acquisition.
     Integration of TexStar with our business and operations has been a complex, time consuming and costly process. We cannot assure you that we will achieve the desired profitability from TexStar or any other acquisitions we may complete in the future. In addition, failure to successfully assimilate future acquisitions could adversely affect our financial condition and results of operations.
     Our acquisitions involve numerous risks, including:
•	operating a significantly larger combined organization and adding operations;

•	difficulties in the assimilation of the assets and operations of the acquired businesses, especially if the assets acquired are in a new business segment or geographic area;

•	the risk that natural gas reserves expected to support the acquired assets may not be of the anticipated magnitude or may not be developed as anticipated;

•	the loss of significant producers or markets or key employees from the acquired businesses;

•	the diversion of management’s attention from other business concerns;

•	the failure to realize expected profitability or growth;

•	the failure to realize expected synergies and cost savings;

•	coordinating geographically disparate organizations, systems and facilities; and

•	coordinating or consolidating corporate and administrative functions.
     Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. If we consummate any future acquisition, our capitalization and results of operation may change significantly, and you may not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in evaluating future acquisitions.
While substantial amounts of the transportation capacity of the Regency Intrastate Pipeline System have been contracted, if we are unable to utilize the remaining transportation capacity, our business and our operating results could be adversely affected.
     As of March 1, 2007, we had definitive agreements for 562,900 MMBtu/d of firm transportation on the Regency Intrastate Pipeline System, of which 500,679 MMBtu/d was utilized in February 2007. During the month of February 2007, we also provided 195,395 MMBtu/d of interruptible transportation. If we are unable to commit the remaining uncommitted capacity on the system to firm gas transportation contracts and the parties to existing interruptible transportation contracts fail to utilize the capacity, our business and operating results could be adversely affected.
Because of the natural decline in production from existing wells, our success depends on our ability to obtain new supplies of natural gas, which involves factors beyond our control. Any decrease in supplies of natural gas in our areas of operation could adversely affect our business and operating results.
     Our gathering and transportation pipeline systems are connected to or dependent on the level of production from natural gas wells that supply our systems and from which production will naturally decline over time. As a result, our cash flows associated with these wells will also decline over time. In order to maintain or increase throughput levels on our gathering and transportation pipeline systems and the asset utilization rates at our natural gas processing plants, we must continually obtain new supplies. The primary factors affecting our ability to obtain new supplies of natural gas and attract new customers to our assets are: the level of successful drilling activity near these systems and our ability to compete with other gathering and processing companies for volumes from successful new wells.
     The level of natural gas drilling activity is dependent on economic and business factors beyond our control. The primary factor that impacts drilling decisions is natural gas prices. Natural gas prices reached historic highs in 2005 and early 2006 but have declined substantially in the second half of 2006. The averages of the NYMEX daily settlement prices per MMBtu of natural gas for the year ended December 31, 2005 and 2006 were $9.02 per MMBtu and $6.98 per MMBtu, respectively. A sustained decline in natural gas prices could result in a decrease in exploration and development activities in the fields served by our gathering and processing facilities and pipeline transportation systems, which would lead to reduced utilization of these assets. Other factors that impact production decisions include producers’ capital budget limitations, the ability of producers to obtain necessary drilling and other governmental permits and regulatory changes. Because of these factors, even if additional natural gas reserves were discovered in areas served by our assets, producers may choose not to develop those reserves. If we were not able to obtain new supplies of natural gas to replace the natural decline in volumes from existing wells due to reductions in drilling activity or competition, throughput on our pipelines and the utilization rates of our processing facilities would decline, which could have a material adverse effect on our business, results of operations and financial condition.
We depend on certain key producers and other customers for a significant portion of our supply of natural gas. The loss of, or reduction in volumes from, any of these key producers or customers could adversely affect our business and operating results.
     We rely on a limited number of producers and other customers for a significant portion of our natural gas supplies. Three customers represented 44 percent of our natural gas supply in our transportation segment for the year ended December 31, 2006. These contracts have terms that are either month-to-month or year-to-year. As these contracts expire, we will have to negotiate extensions or renewals or replace the contracts with those of other suppliers. For example, a significant contract with ExxonMobil expired in August 2006 and was not renewed. We may be unable to obtain new or renewed contracts on favorable terms, if at all. The loss of all or even a portion of the volumes of natural gas supplied by these producers and other customers, as a result of competition or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

In accordance with industry practice, we do not obtain independent evaluations of natural gas reserves dedicated to our gathering systems. Accordingly, volumes of natural gas gathered on our gathering systems in the future could be less than we anticipate, which could adversely affect our business and operating results.
     In accordance with industry practice, we do not obtain independent evaluations of natural gas reserves connected to our gathering systems due to the unwillingness of producers to provide reserve information as well as the cost of such evaluations. Accordingly, we do not have estimates of total reserves dedicated to our systems or the anticipated lives of such reserves. If the total reserves or estimated lives of the reserves connected to our gathering systems is less than we anticipate and we are unable to secure additional sources of natural gas, then the volumes of natural gas gathered on our gathering systems in the future could be less than we anticipate. A decline in the volumes of natural gas gathered on our gathering systems could have an adverse effect on our business, results of operations and financial condition.
Natural gas, NGLs and other commodity prices are volatile, and a reduction in these prices could adversely affect our cash flow and operating results.
     We are subject to risks due to frequent and often substantial fluctuations in commodity prices. NGL prices generally fluctuate on a basis that correlates to fluctuations in crude oil prices. In the past, the prices of natural gas and crude oil have been extremely volatile, and we expect this volatility to continue. For example, natural gas prices reached historic highs in 2005 and early 2006, but have declined substantially in the second half of 2006. The NYMEX daily settlement price for natural gas for the prompt month contract in 2005 ranged from a high of $15.38 per MMBtu to a low of $5.79 per MMBtu and for the year ended December 31, 2006 ranged from a high of $10.63 per MMBtu to a low of $4.20 per MMBtu. The NYMEX daily settlement price for crude oil for the prompt month contract in 2005 ranged from a high of $69.81 per barrel to a low of $42.12 per barrel and for the year ended December 31, 2006 ranged from a high of $77.03 per barrel to a low of $55.81 per barrel. The markets and prices for natural gas and NGLs depend upon factors beyond our control. These factors include demand for oil, natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors, including:
•	the impact of weather on the demand for oil and natural gas;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

•	the availability of local, intrastate and interstate transportation systems;

•	the availability and marketing of competitive fuels;

•	the impact of energy conservation efforts; and

•	the extent of governmental regulation and taxation.
     Our natural gas gathering and processing businesses operate under two types of contractual arrangements that expose our cash flows to increases and decreases in the price of natural gas and NGLs: percentage-of-proceeds and keep-whole arrangements. Under percentage-of-proceeds arrangements, we generally purchase natural gas from producers and retain an agreed percentage of the proceeds (in cash or in-kind) from the sale at market prices of pipeline-quality gas and NGLs or NGL products resulting from our processing activities. Under keep-whole arrangements, we receive the NGLs removed from the natural gas during our processing operations as the fee for providing our services in exchange for replacing the thermal content removed as NGLs with a like thermal content in pipeline-quality gas or its cash equivalent. Under these types of arrangements our revenues and our cash flows increase or decrease as the prices of natural gas and NGLs fluctuate. The relationship between natural gas prices and NGL prices may also affect our profitability. When natural gas prices are low relative to NGL prices, it is more profitable for us to process natural gas under keep-whole arrangements. When natural gas prices are high relative to NGL prices, it is less profitable for us and our customers to process natural gas both because of the higher value of natural gas and of the increased cost (principally that of natural gas as a feedstock and a fuel) of separating the mixed NGLs from the natural gas. As a result, we may experience periods in which higher natural gas prices relative to NGL prices reduce our processing margins or reduce the volume of natural gas processed at some of our plants.
In our gathering and processing operations, we purchase raw natural gas containing significant quantities of NGLs, process the raw natural gas and sell the processed gas and NGLs. If we are unsuccessful in balancing the purchase of raw natural gas with its component NGLs and our sales of pipeline quality gas and NGLs, our exposure to commodity price risks will increase.
     We purchase from producers and other customers a substantial amount of the natural gas that flows through our natural gas gathering and processing systems and our transportation pipeline for resale to third parties, including natural gas marketers and utilities. We may not be successful in balancing our purchases and sales. In addition, a producer could fail to deliver promised volumes or could deliver volumes in excess of contracted volumes, a purchaser could purchase less than contracted volumes, or the natural gas price differential between the regions in which we operate could vary unexpectedly. Any of these actions could cause our purchases and sales not to be balanced. If our purchases and sales are not balanced, we will face increased exposure to commodity price risks and could have increased volatility in our operating results.
Our results of operations and cash flow may be adversely affected by risks associated with our hedging activities.
     In performing our functions in the Gathering and Processing segment, we are a seller of NGLs and are exposed to commodity price risk associated with downward movements in NGL prices. As a result of the volatility of NGLs, we have executed swap contracts settled against ethane, propane, butane and natural gasoline market prices, supplemented with crude oil put options. (Historically, changes in the prices of heavy NGLs, such as natural gasoline, have generally correlated with changes in the price of crude oil.) As of March 29, 2007, we have hedged approximately 71 percent of our expected exposure to NGL prices in 2007 and 2008 and approximately 28 percent in 2009. We have hedged approximately 66 percent of our expected exposure to condensate prices in 2007 and approximately 64 percent in 2008 and 2009. We have hedged approximately 60 percent of our expected exposure to natural gas prices in 2007. We continually monitor our hedging and contract portfolio and expect to continue to adjust our hedge position as conditions warrant. Also, we may seek to limit our exposure to changes in interest rates by using financial derivative instruments and other hedging mechanisms from time to time.
     Even though our management monitors our hedging activities, these activities can result in substantial losses. Such losses could occur under various circumstances, including any circumstance in which a counterparty does not perform its obligations under the applicable hedging arrangement, the hedging arrangement is imperfect, or our hedging policies and procedures are not followed or do not work as planned.
To the extent that we intend to grow internally through construction of new, or modification of existing, facilities, we may not be able to manage that growth effectively and that could decrease our cash flow and adversely affect our results of operation.
     A principal focus of our strategy is to continue to grow by expanding our business both internally and through acquisitions. Our ability to grow internally will depend on a number of factors, some of which will be beyond our control. In general, the construction of additions or modifications to our existing systems, and the construction of new midstream assets involve numerous regulatory, environmental, political and legal uncertainties beyond our control. Any project that we undertake may not be completed on schedule at budgeted cost or at all. Construction may occur over an extended period, and we are not likely to receive a material increase in revenues related to such project until it is completed. Moreover, our revenues may not increase immediately upon its completion because the anticipated growth in gas production that the project was intended to capture does not materialize, our estimates of the growth in production prove inaccurate or for other reasons. For any of these reasons, newly constructed or modified midstream facilities may not generate our expected investment return and that, in turn, could adversely affect our cash flows and results of operations.
     In addition, our ability to undertake to grow in this fashion will depend on our ability to finance the construction or modification project and on our ability to hire, train and retain qualified personnel to manage and operate these facilities when completed.

Because we distribute all of our available cash to our unitholders, our future growth may be limited.
     Since we will distribute all of our available cash to our unitholders, subject to the limitations on restricted payments contained in the indenture governing the senior notes and our credit facility, we will depend on financing provided by commercial banks and other lenders and the issuance of debt and equity securities to finance any significant internal organic growth or acquisitions. For a definition of available cash, please see our partnership agreement. If we are unable to obtain adequate financing from these sources, our ability to grow will be limited.
Our industry is highly competitive, and increased competitive pressure could adversely affect our business and operating results.
     We compete with similar enterprises in each of our areas of operations. Some of our competitors are large oil, natural gas and petrochemical companies that have greater financial resources and access to supplies of natural gas than we do. In addition, our customers who are significant producers or consumers of NGLs may develop their own processing facilities in lieu of using ours. Similarly, competitors may establish new connections with pipeline systems that would create additional competition for services we provide to our customers. Our ability to renew or replace existing contracts with our customers at rates sufficient to maintain current revenues and cash flows could be adversely affected by the activities of our competitors. All of these competitive pressures could have a material adverse effect on our business, results of operations and financial condition.
If third-party pipelines interconnected to our processing plants become unavailable to transport NGLs, our cash flow and results of operations could be adversely affected.
     We depend upon third party pipelines that provide delivery options to and from our processing plants for the benefit of our customers. If any of these pipelines become unavailable to transport the NGLs produced at our related processing plants, we would be required to find alternative means to transport the NGLs out of our processing plants, which could increase our costs, reduce the revenues we might obtain from the sale of NGLs or reduce our ability to process natural gas at these plants.
We are exposed to the credit risks of our key customers, and any material nonpayment or nonperformance by our key customers could adversely affect our cash flow and results of operations.
     We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any material nonpayment or nonperformance by our key customers could reduce our ability to make distributions to our unitholders. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us.
Our business involves many hazards and operational risks, some of which may not be fully covered by insurance. If a significant accident or event occurs that is not fully insured, our operations and financial results could be adversely affected.
     Our operations are subject to the many hazards inherent in the gathering, processing and transportation of natural gas and NGLs, including:
•	damage to our gathering and processing facilities, pipelines, related equipment and surrounding properties caused by tornadoes, floods, fires and other natural disasters and acts of terrorism;

•	inadvertent damage from construction and farm equipment;

•	leaks of natural gas, NGLs and other hydrocarbons or losses of natural gas or NGLs as a result of the malfunction of pipelines, measurement equipment or facilities at receipt or delivery points;

•	fires and explosions;

•	weather related hazards, such as hurricanes; and

•	other hazards, including those associated with high-sulfur content, or sour gas, such as an accidental discharge of hydrogen sulfide gas, that could also result in personal injury and loss of life, pollution and suspension of operations.
     These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our related operations. A natural disaster or other hazard affecting the areas in which we operate could have a material adverse effect on our operations. We are not insured against all environmental events that might occur. If a significant accident or event occurs that is not insured or fully insured, it could adversely affect our operations and financial condition.
Due to our lack of asset diversification, adverse developments in our midstream operations would adversely affect our cash flows and results of operations.
     We rely exclusively on the revenues generated from our midstream energy business, and as a result, our financial condition depends upon prices of, and continued demand for, natural gas and NGLs. Due to our lack of diversification in asset type, an adverse development in this business would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets.
Failure of the gas that we ship on our pipelines to meet the specifications of interconnecting interstate pipelines could result in curtailments by the interstate pipelines.
     The markets to which the shippers on our pipelines ship natural gas include interstate pipelines. These interstate pipelines establish specifications for the natural gas that they are willing to accept, which include requirements such as hydrocarbon dewpoint, temperature, and foreign content including water, sulfur, carbon dioxide and hydrogen sulfide. These specifications vary by interstate pipeline. If the total mix of natural gas shipped by the shippers on our pipeline fails to meet the specifications of a particular interstate pipeline, it may refuse to accept all or a part of the natural gas scheduled for delivery to it. In those circumstances, we may be required to find alternative markets for that gas or to shut-in the producers of the non-conforming gas, potentially reducing our throughput volumes or revenues.
Terrorist attacks, the threat of terrorist attacks, continued hostilities in the Middle East or other sustained military campaigns may adversely impact our results of operations.
     The long-term impact of terrorist attacks, such as the attacks that occurred on September 11, 2001, and the magnitude of the threat of future terrorist attacks on the energy transportation industry in general and on us in particular are not known at this time. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may affect our operations in unpredictable ways, including disruptions of natural gas supplies and markets for natural gas and NGLs and the possibility that infrastructure facilities could be direct targets of, or indirect casualties of, an act of terror.
     Changes in the insurance markets attributable to terrorist attacks may make certain types of insurance more difficult for us to obtain. Moreover, the insurance that may be available to us may be significantly more expensive than our existing insurance coverage. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

We do not own all of the land on which our pipelines and facilities have been constructed, and we are therefore subject to the possibility of increased costs or the inability to retain necessary land use.
     We obtain the rights to construct and operate our pipelines on land owned by third parties and governmental agencies for specified periods of time. Many of these rights-of-way are perpetual in duration; others have terms ranging from five to ten years. Many are subject to rights of reversion in the case of non-utilization for periods ranging from one to three years. In addition, some of our processing facilities are located on leased premises. Our loss of these rights, through our inability to renew right-of-way contracts or leases or otherwise, could have a material adverse effect on our business, results of operations and financial condition.
     In addition, the construction of additions to our existing gathering assets may require us to obtain new rights-of-way prior to constructing new pipelines. We may be unable to obtain such rights-of-way to connect new natural gas supplies to our existing gathering lines or to capitalize on other attractive expansion opportunities. If the cost of obtaining new rights-of-way increases, then our cash flows and growth opportunities could be adversely affected.
A successful challenge to the rates we charge on our Regency Intrastate Pipeline may reduce the amount of cash we generate.
     To the extent our Regency Intrastate Pipeline transports natural gas in interstate commerce, the rates, terms and conditions of that transportation service are subject to regulation by the Federal Energy Regulatory Commission, or FERC, pursuant to Section 311 of the Natural Gas Policy Act of 1978, or NGPA, which regulates, among other things, the provision of transportation services by an intrastate natural gas pipeline on behalf of an interstate natural gas pipeline. Under Section 311, rates charged for transportation must be fair and equitable, and the FERC is required to approve the terms and conditions of the service. Rates established pursuant to Section 311 are generally analogous to the cost based rates FERC deems “just and reasonable” for interstate pipelines under the Natural Gas Act of 1938, or NGA. FERC may therefore apply its NGA policies to determine costs that can be included in cost of service used to establish Section 311 rates. These rate policies include the recent FERC policy on income tax allowance that permits interstate pipelines to include, as part of the cost of service, a full income tax allowance for all entities owning the utility asset provided such entities or individuals are subject to an actual or potential tax liability. If the Section 311 rates presently approved for Regency through May 2008 are successfully challenged in a complaint or after such date the FERC disallows the inclusion of costs in the cost of service, changes its regulations or policies, or establishes more onerous terms and conditions applicable to Section 311 service, this may adversely affect our business. Any reduction in our rates could have an adverse effect on our business, results of operations and financial condition.
A change in the characterization of some of our assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of our assets, which may cause our revenues to decline and operating expenses to increase.
     Our natural gas gathering and intrastate transportation operations are generally exempt from FERC regulation under the NGA but FERC regulation still affects these businesses and the markets for products derived from these businesses. FERC’s policies and practices, including, for example, its policies on open access transportation, ratemaking, capacity release, and market center promotion, indirectly affect intrastate markets. In recent years, FERC has pursued pro-competitive regulatory policies. We cannot assure you, however, that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity. In addition, the distinction between FERC-regulated transmission service and federally unregulated gathering services is the subject of regular litigation at FERC and the courts and of policy discussions at FERC, so, in such circumstances, the classification and regulation of some of our gathering facilities or our intrastate transportation pipeline may be subject to change based on future determinations by FERC, and the courts or Congress. Such a change could result in increased regulation by FERC.
     Other state and local regulations also affect our business. Our gathering lines are subject to ratable take and common purchaser statutes in states in which we operate. Ratable take statutes generally require gatherers to take, without undue discrimination, oil or natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes restrict our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas. Federal law leaves any economic regulation of natural gas gathering to the states. States in which we operate have adopted complaint-based regulation of oil and natural gas gathering activities, which allows oil and natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to oil and natural gas gathering access and rate discrimination.
We may incur significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment.
     Our operations are subject to stringent and complex federal, state and local environmental laws and regulations governing, among other things, air emissions, wastewater discharges, the use, management and disposal of hazardous and nonhazardous materials and wastes, and the cleanup of contamination. Noncompliance with such laws and regulations, or incidents resulting in environmental releases, could cause us to incur substantial costs, penalties, fines and other criminal sanctions, third party claims for personal injury or property damage, investments to retrofit or upgrade our facilities and programs, or curtailment of operations. Certain environmental statutes, including CERCLA and comparable state laws, impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released.
     There is inherent risk of the incurrence of environmental costs and liabilities in our business due to the necessity of handling natural gas and petroleum products, air emissions related to our operations, and historical industry operations and waste disposal practices. For example, an accidental release from one of our pipelines or processing facilities could subject us to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may not be able to recover these costs from insurance. We believe, based on current information, that any costs we may incur relating to environmental matters will not adversely affect us. We cannot be certain, however, that identification of presently unidentified conditions, more vigorous enforcement by regulatory agencies, enactment of more stringent laws and regulations, or other unanticipated events will not arise in the future and give rise to material environmental liabilities that could have a material adverse effect on our business, financial condition or results of operations.
If we fail to develop or maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud.
     We became subject to the public reporting requirements of the Securities Exchange Act of 1934 on February 3, 2006. We produce our consolidated financial statements in accordance with the requirements of GAAP, but we do not become subject to certain of the internal controls standards applicable to most companies with publicly traded securities until 2007. We may not currently meet all those standards. Effective internal controls are necessary for us to provide reliable financial reports to prevent fraud and to operate successfully as a publicly traded partnership. Our efforts to develop and maintain our internal controls compliance program may not be successful, and we may be unable to maintain adequate controls over our financial processes and reporting in the future, including compliance with the obligations under Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as Section 404. For example, Section 404 will require us, among other things, annually to review and report on, and our independent registered public accounting firm to attest to, our internal control over financial reporting. We must comply with Section 404 for our fiscal year ending December 31, 2007. Any failure to develop or maintain an effective internal controls compliance program or difficulties encountered in its implementation or other effective improvement of our internal controls could harm our operating results or cause us to fail to meet our reporting obligations. Given the difficulties inherent in the design and operation of internal controls over financial reporting, we can provide no assurance as to our conclusions under Section 404, or those of our independent registered public accounting firm, regarding the effectiveness of our internal controls. Ineffective internal controls could subject us to regulatory scrutiny and a loss of confidence in our reported financial information, which could have an adverse effect on our business, results of operations and financial condition.

Our leverage may limit our ability to borrow additional funds, comply with the terms of our indebtedness or capitalize on business opportunities.
     Our leverage is significant in relation to our partners’ capital. Our debt to capital ratio (calculated as total debt divided by the sum of total debt and partners’ capital) as of December 31, 2006 was 76 percent. As of March 22, 2007, our total outstanding long-term debt was approximately $698.1 million. We will be prohibited from making cash distributions during an event of default under any of our indebtedness. Various limitations in our credit facility and the indenture for the notes may reduce our ability to incur additional debt, to engage in some transactions and to capitalize on business opportunities. Any subsequent refinancing of our current indebtedness or any new indebtedness could have similar or greater restrictions.
     Our leverage could have important consequences to investors in the notes. We will require substantial cash flow to meet our principal and interest obligations with respect to the notes and our other indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we will have sufficient cash flow from operations and available borrowings under our credit facility to service our indebtedness, although the principal amount of the exchange notes will likely need to be refinanced at maturity in whole or in part. A significant downturn in the hydrocarbon industry or other development adversely affecting our cash flow could, however, materially impair our ability to service our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or to sell assets. We cannot assure you that we would be able to refinance our existing indebtedness or to sell assets on terms that are commercially reasonable.
     Our leverage may adversely affect our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisition, construction or development activities, or otherwise to realize fully the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness. Our leverage may also make our results of operations more susceptible to adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.
Increases in interest rates, which have recently experienced record lows, could adversely impact our unit price and our ability to issue additional equity, in order to make acquisitions, to reduce debt or for other purposes.
     During 2004 and 2005, the credit markets experienced 50-year record lows in interest rates. During the latter half of 2005 and in 2006, interest rates increased. If the overall economy continues to strengthen, monetary policy may tighten further, resulting in higher interest rates to counter possible inflation. The interest rate on all the outstanding notes is, and the interest rate on all the exchange notes will be fixed. The rate on loans outstanding under our credit facility bears interest at a floating rate. Assuming $250 million in outstanding revolving credit loans, an increase of 100 basis points in the LIBOR rate would increase our quarterly interest payment for obligations outstanding under our credit facility by approximately $625,000. Additionally, interest rates on future credit facilities and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. As with other yield-oriented securities, the market price for our units will be affected by the level of our cash distributions and implied distribution yield. The distribution yield is often used by investors to compare and rank yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in our units, and a rising interest rate environment could have an adverse effect on our unit price and our ability to issue additional equity, in order to make acquisitions, to reduce debt or for other purposes.
Risks Related To Our Ownership Structure
HM Capital Investors own 60.2 percent of our outstanding limited partner units and control 100 percent of our general partner, which has sole responsibility for conducting our business and managing our operations.
     HM Capital Investors own 60.2 percent of our outstanding limited partner units and control 100 percent of our general partner. Although our general partner has a fiduciary duty to manage us in a manner beneficial to us and our unitholders, the directors and officers of our general partner have a fiduciary duty to manage our general partner in a manner beneficial to its owners, the HM Capital Investors. Conflicts of interest may arise between the HM Capital Investors and their affiliates, including our general partner, on the one hand, and us, on the other hand. In resolving these conflicts of interest, our general partner may favor its own interests and the interests of its affiliates over our interests. These conflicts include, among others, the following situations:
•	neither our partnership agreement nor any other agreement requires the HM Capital Investors or their affiliates to pursue a business strategy that favors us;

•	our general partner is allowed to take into account the interests of parties other than us, such as the HM Capital Investors, in resolving conflicts of interest;

•	HM Capital Investors and their affiliates may engage in competition with us;

•	our general partner has limited its liability and reduced its fiduciary duties, and has also restricted the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty;

•	our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuance of additional partnership securities, and reserves, each of which can affect the amount of cash available to pay interest on, and principal of, the exchange notes;

•	our general partner determines which costs incurred by it and its affiliates are reimbursable by us;

•	our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf;

•	our general partner intends to limit its liability regarding our contractual and other obligations; and

•	our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates.
HM Capital Investors and their affiliates may compete directly with us.
     HM Capital Investors and their affiliates are not prohibited from owning assets or engaging in businesses that compete directly or independently with us. In addition, HM Capital Investors or their affiliates may acquire, construct or dispose of any additional midstream or other assets in the future, without any obligation to offer us the opportunity to purchase or construct or dispose of those assets.
Risks Related to the Exchange Notes
We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.
     We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the partnership interests and the equity in our subsidiaries. As a result, our ability to make required payments on the exchange notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, credit facility and applicable state partnership laws and other laws and regulations. Pursuant to our credit facility, we may be required to establish cash reserves for the future payment of principal and interest on the amounts outstanding under our credit facility. If we are unable to obtain the funds necessary to pay the principal amount of the exchange notes at maturity, we may be required to adopt one or more alternatives, such as a refinancing of the exchange notes. We cannot assure you that we would be able to refinance the exchange notes.

Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured indebtedness.
     The notes are effectively subordinated to claims of our secured creditors and the guarantees are effectively subordinated to the claims of our secured creditors as well as the secured creditors of our subsidiary guarantors. As of March 22, 2007, Regency Energy Partners and its Subsidiaries had outstanding $698.1 million of total debt consisting of $50 million of term loan obligations and $98.1 million of revolving credit obligations under our credit facility, all of which was secured, and $151.9 million of available capacity for additional secured revolving credit borrowings under that credit facility.
In the future, not all of our subsidiaries may guarantee the exchange notes. Your right to receive payments on the exchange notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.
     Although all of our subsidiaries (other than the co-issuer) have initially guaranteed the notes, in the future, under certain circumstances, the guarantees are subject to release and we may have subsidiaries that are not guarantors. In that case, the notes would be effectively subordinated to the claims of all creditors, including unsecured indebtedness, trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes.
We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the exchange notes or to repay them at maturity.
     Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, all of our available cash to our unitholders of record and our general partner, subject to the limitations on restricted payments in the indenture governing the notes and our credit facility agreement. Available cash is generally all of our cash receipts adjusted for cash distributions and net changes to reserves. Our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating partnership in amounts the general partner determines in its reasonable discretion to be necessary or appropriate:
•	to provide for the proper conduct of our business and the businesses of our operating partnership (including reserves for future capital expenditures and for our anticipated future credit needs),

•	to provide funds for distributions to our unitholders and the general partner for any one or more of the next four calendar quarters, or

•	to comply with applicable law or any of our loan or other agreements.
     Although our payment obligations to our unitholders are subordinate to our payment obligations to you, the value of our units will decrease in direct correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.
A court may use fraudulent conveyance considerations to avoid or subordinate the subsidiary guarantees.
     Various applicable fraudulent conveyance laws have been enacted for the protection of creditors. A court may use fraudulent conveyance laws to subordinate or avoid the subsidiary guarantees of the exchange notes issued by any of our subsidiary guarantors. It is also possible that under certain circumstances a court could hold that the direct obligations of a subsidiary guaranteeing the exchange notes could be superior to the obligations under that guarantee.
     A court could avoid or subordinate the guarantee of the exchange notes by any of our subsidiaries in favor of that subsidiary’s other debts or liabilities to the extent that the court determined either of the following were true at the time the subsidiary issued the guarantee:

•	that subsidiary incurred the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or that subsidiary contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of others; or

•	that subsidiary did not receive fair consideration or reasonable equivalent value for issuing the guarantee and, at the time it issued the guarantee, that subsidiary:
•	was insolvent or rendered insolvent by reason of the issuance of the guarantee;

•	was engaged or about to engage in a business or transaction for which the remaining assets of that subsidiary constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.
     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, an entity would be considered insolvent for purposes of the foregoing if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.
     Among other things, a legal challenge of a subsidiary’s guarantee of the exchange notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of our issuance of the exchange notes. To the extent a subsidiary’s guarantee of the exchange notes is avoided as a result of fraudulent conveyance or held unenforceable for any other reason, the exchange note holders would cease to have any claim in respect of that guarantee and the exchange notes would be structurally subordinated to all liabilities of that subsidiary.
Our reimbursement of our general partner’s expenses will reduce our cash available for debt service.
     We will reimburse our general partner and its affiliates for all expenses they incur on our behalf. These expenses will include all costs incurred by our general partner and its affiliates in managing and operating us, including costs for rendering corporate staff and support services to us. The reimbursement of expenses of our general partner and its affiliates will reduce our cash available for debt service.
Your ability to transfer the exchange notes may be limited by the absence of a trading market.
     The exchange notes will be new securities for which currently there is no trading market. We do not currently intend to apply for listing of the exchange notes on any securities exchange or stock market. Although the initial purchasers have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so. In addition, the initial purchasers may discontinue any such market-making at any time without notice. The liquidity of any market for the exchange notes will depend on the number of holders of those exchange notes, the interest of securities dealers in making a market in those exchange notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes.
We may not have the ability to raise funds necessary to finance any change of control offer required under the indenture.
     If a change of control (as defined in the indenture) occurs, we will be required to offer to purchase your exchange notes at 101% of their principal amount plus accrued and unpaid interest. If a purchase offer obligation arises under the indenture governing the exchange notes, a change of control could also have occurred under the senior secured credit facilities, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a purchase offer were required under the indenture for our debt, we may not have sufficient funds to pay the purchase price of all debt, including your exchange notes, that we are required to purchase or repay.

Many of the covenants in the indenture will terminate if the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s.
     Many of the covenants in the indenture governing the exchange notes will no longer apply to us if the exchange notes are, at any time prior to maturity, rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the exchange notes will ever be rated investment grade or that, if they are rated investment grade, the exchange notes will maintain these ratings. Termination of these covenants would, however, allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of Exchange Notes — Certain Covenants — Termination of Covenants.”
Tax Risks
Our tax treatment will depend on our status as a partnership for federal income tax purposes, as well as our not being subject to a material amount of entity level taxation by individual states. If the IRS treats us as a corporation for tax purposes or we become subject to a material amount of entity level taxation, it could reduce the amount of cash available for payment of principal and interest on the exchange notes.
     If we were classified as a corporation for federal income tax purposes, we could be required to pay federal income tax on our taxable income at the corporate tax rate. Treatment of us as a corporation could cause a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to make payments on the exchange notes.
     In addition, because of widespread state budget deficits and other reasons several states are evaluating ways to subject partnerships and limited liability companies to entity level taxation through the imposition of state income, franchise or other forms of taxation. For example, beginning in 2008, we will be subject to a new entity level tax related to the portion of our income that is generated in Texas during our prior tax year. Imposition of such a tax on us by Texas, or any other state, will reduce our cash flow.
     You are urged to read “Federal Income Tax Considerations” for a discussion of certain federal income tax consequences of exchanging the outstanding notes for exchange notes.

USE OF PROCEEDS
     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the exchange notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table presents the ratios of earnings to fixed charges of the Partnership and its predecessor for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations before adjustment for equity income from equity method investees plus fixed charges, amortization of capitalized interest and distributed income from investees accounted for under the equity method. Fixed charges consist of interest expensed and capitalized and an estimated interest component of rent expense.

	Regency Predecessor LLC		Regency Energy Partners LP
Period from
	Period from	Period from	Acquisition Date
	Inception	January 1,	(December 1,
	(April 2, 2003) to	2004 to	2004) to	Year Ended	Year Ended
	December 31, 2003(1)	November 30, 2004	December 31, 2004	December 31, 2005(2)	December 31, 2006(2)
Ratio of earnings to fixed charges	3.39	4.67	2.03	—	—

(1)	The predecessor of the Partnership was organized on April 2, 2003 and commenced active operations in June 2003.

(2)	Earnings were inadequate to cover fixed charges for the years ended December 31, 2006 and 2005 by $8.2 and $14.5 million, respectively.
EXCHANGE OFFER
     We sold the outstanding notes on December 7, 2006, pursuant to the purchase agreement dated as of December 12, 2006, by and among us, Regency Energy Finance Corp., our subsidiary guarantors and the initial purchasers named therein. The outstanding notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act .
Purpose of the Exchange Offer
     We sold the outstanding notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the outstanding notes are subject to transfer restrictions. In general, you may not offer or sell the outstanding notes unless either the offer and sale thereof are registered under the Securities Act or are exempt from or not subject to registration under the Securities Act and applicable state securities laws.
     In the registration rights agreement, we agreed to file an exchange offer registration statement no later than 150 days after the closing date following the offering of the outstanding notes. We also agreed to use our commercially reasonable best efforts to cause the exchange offer registration statement for the exchange notes to become effective within 310 days after the closing date. [We have complied with these two agreements.] Now, to satisfy our obligations under the registration rights agreement, we are offering holders of the outstanding notes who are able to make certain representations described below the opportunity to exchange their notes for the exchange notes in the exchange offer. The exchange offer will be open for a period of at least 30 days. During the exchange offer period, we will issue the exchange notes in exchange for all outstanding notes properly surrendered and not withdrawn before the expiration date. The exchange notes will be registered and the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes will not apply to the exchange notes.

Resale of Exchange Notes
     Based on no-action letters of the Commission staff issued to third parties, we believe that exchange notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:
•	you are not an “affiliate” of us or Regency Energy Finance Corp. within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in a distribution of the exchange notes.
     The Commission staff, however, has not considered the exchange offer for the exchange notes in the context of a no-action letter, and the Commission staff may not make a similar determination as in the no-action letters issued to these third parties.
     If you tender in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you
•	cannot rely on such interpretations by the Commission staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
     Unless an exemption from registration is otherwise available, any securityholder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 of Regulation S-K under the Securities Act.
     This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically described in this prospectus. If you are a broker dealer, you may participate in the exchange offer only if you acquired the outstanding notes as a result of market making activities or other trading activities. Each broker dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker dealer as a result of market making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of exchange notes.
Terms of the Exchange Offer
     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue exchange notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for exchange notes and only in denominations of $1,000 and integral multiples of $1,000.
     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange offer.
     As of the date of this prospectus, $550,000,000 in aggregate principal amount of 8 3/8% Senior Notes due 2013 are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.
     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the rules and regulations of the Commission. Outstanding notes the holders of which do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.
     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.
     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, except to the extent indicated by the instructions to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “— Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.
Expiration Date
     The exchange offer will expire at 5:00 p.m., New York City time, on             , 2007, unless, in our sole discretion, we extend it.
Extensions, Delays in Acceptance, Termination or Amendment
     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.
     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m. New York City time on the business day after the previously scheduled expiration date.
     If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion,
•	to delay accepting for exchange any outstanding notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,
by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.
     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the consideration we are offering for the outstanding notes or in the percentage of outstanding notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date on which we provide notice of such increase or decrease to the registered holders of outstanding notes.
Conditions to the Exchange Offer
     We will not be required to accept for exchange, or to issue any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.
     We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.
     Additionally, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.
     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non acceptance or termination to the holders of the outstanding notes as promptly as practicable.
     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.
Procedures for Tendering
     To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to tender your outstanding notes properly. We have the right to waive any defects. We are not, however, required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.
     If you have any questions or need help in exchanging your outstanding notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.
     All of the outstanding notes were issued in book entry form, and all of the outstanding notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the outstanding notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.
     By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. You will, however, be bound by its terms just as if you had signed it.

     There is no procedure for guaranteed late delivery of the outstanding notes.
     Determinations Under the Exchange Offer. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange.
     When We Will Issue Exchange Notes. In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,
•	a book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.
     Return of Outstanding Notes Not Accepted or Exchanged. If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.
     Your Representations to Us. By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:
•	Any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are not engaged in and do not intend to engage in the distribution of the exchange notes;

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes, you acquired those outstanding notes as a result of market-making activities or other trading activities and you will deliver this prospectus, as required by law, in connection with any resale of the exchange notes; and

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or Regency Energy Finance Corp.
Withdrawal of Tenders
     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

     We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.
     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date of the exchange offer.
Fees and Expenses
     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.
     We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.
     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:
•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.
Transfer Taxes
     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.
Consequences of Failure to Exchange
     If you do not exchange your outstanding notes for exchange notes under the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding notes under the Securities Act unless the registration rights agreement requires us to do so.
Accounting Treatment
     We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “— Fees and Expenses.”
Other
     Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF EXCHANGE NOTES
     In this description, the term “Regency Energy Partners” refers only to Regency Energy Partners LP and not to any of its subsidiaries, the term “Finance Corp.” refers to Regency Energy Finance Corp. and the term “Issuers” refers to Regency Energy Partners and Finance Corp. References to the “notes” in this section of the prospectus include both the outstanding notes we issued on December 12, 2006 and the exchange notes, unless the context requires otherwise. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.”
     The exchange notes will be issued and the outstanding notes were issued under an indenture (the “Indenture”) among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. See “Notice to investors.” The terms of the notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
     This Description of Exchange Notes is intended to be a useful overview of the material provisions of the exchange notes, the guarantees, and the indenture. Since this Description of Exchange Notes is only a summary, you should refer to the exchange notes and the indenture, forms of which are available from us, for a complete description of our obligations and your rights.
     If the exchange offer is consummated, holders of notes who do not exchange their notes for exchange notes will vote together with the holders of the exchange notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of these notes and exchange notes will vote together as a single series for all such purposes. Accordingly, all references in this Description of Exchange Notes to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the notes is consummated, such percentage in aggregate principal amount of such notes and the exchange notes then outstanding.
Brief Description of the Notes and the Guarantees
The Notes.
     The notes:
•	are general unsecured obligations of the Issuers;

•	are pari passu in right of payment with all existing and future senior Indebtedness of the Issuers;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	are unconditionally guaranteed by the Guarantors.
     The notes are, however, effectively subordinated to all secured Indebtedness under the Credit Agreement, which is secured by substantially all of the assets of Regency Energy Partners and the Guarantors, to the extent of the value of the collateral securing the Indebtedness. See “Risk Factors—Risks Related to the Notes—Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured indebtedness.”
The Note Guarantees
     Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.
     The note guarantees will, however, be effectively subordinated to all secured Indebtedness of the Guarantors, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing those guarantees. See “Risk factors—Risks Related to the Notes—Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured indebtedness.”
     Initially, all our Subsidiaries (except Finance Corp.) have guaranteed the notes. In the future, the notes will be guaranteed only by our Restricted Subsidiaries that guarantee Indebtedness of an Issuer or a Guarantor or by our Domestic Subsidiaries that incur Indebtedness under a Credit Facility. In the event of a bankruptcy, liquidation or reorganization of any of our non-guaranteeing Subsidiaries, such Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.
     As of the date of the Indenture, all of our Subsidiaries are “Restricted Subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” however, we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.
Finance Corp.
     Finance Corp. is a Delaware corporation and a wholly owned subsidiary of Regency Energy Partners that has been formed for the purpose of facilitating the offering of the notes by acting as co-issuer. Finance Corp. will be nominally capitalized and will not have any operations or revenues. As a result, prospective purchasers of the notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the notes. See “—Certain Covenants—Business Activities.”
Principal, Maturity and Interest
     The Issuers have issued the outstanding notes with an initial maximum in aggregate principal amount of $550.0 million. In addition to the exchange notes offered hereby, the Issuers may issue additional notes under the Indenture from time to time after this offering. Any issuance of additional notes is subject to all the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity.” The outstanding notes and any additional notes subsequently issued under the Indenture, together with any Exchange Notes, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, and any such additional notes will be fungible with the original notes to the extent set forth in the applicable offering documentation. The Issuers may issue notes only in denominations of $1,000 and integral multiples of $1,000. The notes will mature on December 15, 2013.
     Interest on the notes will accrue at the rate of 8.375% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2007. Interest on overdue principal and interest, if any, will accrue at the interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.
     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. In the case of the exchange notes, all interest accrued on outstanding notes from December 7, 2006 will be treated as having accrued on the exchange notes that are issued in exchange for the outstanding notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes
     If a holder of notes has given wire transfer instructions to Regency Energy Partners, the Issuers will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders.
Paying Agent and Registrar for the Notes
     The trustee is initially acting as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and Regency Energy Partners, Finance Corp. or any of Regency Energy Partners’ other Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
     A holder may transfer or exchange notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No services charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Note Guarantees
     Initially, the notes have been guaranteed by each of Regency Energy Partners’ current Subsidiaries, except Finance Corp. In the future, the notes will be guaranteed by each of Regency Energy Partners’ Restricted Subsidiaries under the circumstances described under “—Certain Covenants—Additional Guarantees.” These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk factors—Risks Related to the Notes—A court may use fraudulent conveyance considerations to avoid or subordinate the subsidiary guarantees.”
     A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Regency Energy Partners or another Guarantor, unless:
(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:
(a)	the Person acquiring the assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture substantially in the form specified in the Indenture; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sales” provisions of the Indenture.
     The Note Guarantee of a Guarantor will be released:
(1)	in connection with any sale or other disposition of all or substantially all the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale or other disposition of all the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(3)	if Regency Energy Partners designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	at such time as the Guarantor ceases to guarantee any other Indebtedness of an Issuer or another Guarantor, provided that, if it is also a Domestic Subsidiary, it is then no longer an obligor with respect to any Indebtedness under any Credit Facility; provided, however, that if, at any time following such release, that Guarantor incurs a Guarantee under a Credit Facility, then such Guarantor shall be required to provide a Note Guarantee at such time; or

(5)	upon legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”
     See “—Repurchase at the Option of Holders—Asset Sales.”
Optional Redemption
     Except pursuant to the next three paragraphs of this section relating to optional redemption, the notes will not be redeemable at the Issuers’ option.
     At any time prior to December 15, 2009, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any additional notes) issued under the Indenture, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 108.375% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by Regency Energy Partners; provided that:
(1)	at least 65% of the aggregate principal amount of notes (including any additional notes) issued under the Indenture (excluding notes held by Regency Energy Partners and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     On or after December 15, 2010, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of each year indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on an interest payment date that is on or prior to the redemption date:

Year	Percentage
2010	104.188%
2011	102.094%
2012 and thereafter	100.000%
     At any time prior to December 15, 2010, the Issuers may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date.

     Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Selection and Notice
     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:
(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the trustee deems fair.
     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.
     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.
Mandatory Redemption
     Except as set forth below under “—Repurchase at the Option of Holders,” the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase notes at the option of the holders.
Repurchase at the Option of Holders
Change of Control
     If a Change of Control occurs, Regency Energy Partners will make an offer to each holder of notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Regency Energy Partners will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the purchase date. Within 30 days following any Change of Control, Regency Energy Partners will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the “Change of Control Payment Date” specified in the notice, which date will be no earlier than 20 business days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. In making the Change of Control Offer, Regency Energy Partners will comply with all applicable requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Regency Energy Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

     On the Change of Control Payment Date, Regency Energy Partners will, to the extent lawful:
(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Regency Energy Partners.
     The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Regency Energy Partners will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     These provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that either of the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
     Regency Energy Partners will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Regency Energy Partners and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Regency Energy Partners and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Regency Energy Partners to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Regency Energy Partners and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Asset Sales
     Regency Energy Partners will not consummate, and will not permit any of its Restricted Subsidiaries to consummate, an Asset Sale unless:
(1)	Regency Energy Partners (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	such fair market value is determined by (a) an executive officer of the General Partner if the value is less than $15.0 million, as evidenced by an officers’ certificate delivered to the trustee, or (b) the Board of Directors of the General Partner if the value is $15.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partners; and

(3)	at least 75% of the aggregate consideration received by Regency Energy Partners and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the Indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Regency Energy Partners’ most recent consolidated balance sheet, of Regency Energy Partners or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Regency Energy Partners or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by Regency Energy Partners or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset Sale (subject to ordinary settlement periods), converted by Regency Energy Partners or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.
     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Regency Energy Partners (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
(1)	to repay Senior Indebtedness of Regency Energy Partners and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any revolving credit Indebtedness;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Regency Energy Partners;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.
     Pending the final application of any Net Proceeds, Regency Energy Partners or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.
     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, Regency Energy Partners will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Regency Energy Partners may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     In making an Asset Sale Offer, Regency Energy Partners will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Regency Energy Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

     The agreements governing Regency Energy Partners’ other Indebtedness contain, and future agreements governing Regency Energy Partners’ Indebtedness may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Regency Energy Partners to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Regency Energy Partners or other circumstances. If a Change of Control or Asset Sale occurs at a time when Regency Energy Partners is prohibited from purchasing notes, Regency Energy Partners could seek the consent of the lenders or counterparties under those agreements or could attempt to repay or refinance such borrowings. If Regency Energy Partners does not obtain an appropriate consent or repay those borrowings, Regency Energy Partners will remain prohibited from purchasing notes. In that case, Regency Energy Partners’ failure to purchase tendered notes would constitute an Event of Default under the Indenture which could, in all likelihood, constitute a default under the other indebtedness. Finally, Regency Energy Partners’ ability to pay cash to the holders of notes upon a repurchase may be limited by Regency Energy Partners’ then existing financial resources. See “Risk factors—Risks Related to the Notes—We may not have the ability to raise funds necessary to finance any change of control offer required under the indenture.”
Certain Covenants
Termination of Covenants
     If at any time the notes achieve an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is then continuing under the Indenture, Regency Energy Partners and its Restricted Subsidiaries will no longer be subject to the following provisions of the Indenture:
(1)	“—Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Restricted Payments”;

(3)	“—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(4)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(5)	“—Designation of Restricted and Unrestricted Subsidiaries”;

(6)	“—Transactions with Affiliates”;

(7)	“—Business Activities”;

(8)	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets”; and

(9)	“—Limitation on Sale and Leaseback Transactions”.
     There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating. During any period that the foregoing covenants have been terminated, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiary.”
Restricted Payments
     Regency Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)	declare or pay any dividend or make any other payment or distribution on account of its outstanding Equity Interests (including any payment in connection with any merger or consolidation involving Regency Energy Partners or any of its Restricted Subsidiaries) or to the direct or indirect holders of Regency Energy Partners’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests, excluding Disqualified Equity, of Regency Energy Partners and other than distributions or dividends payable to Regency Energy Partners or a Restricted Subsidiary);

(2)	purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Regency Energy Partners) any Equity Interests of Regency Energy Partners or any direct or indirect parent of Regency Energy Partners;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Regency Energy Partners or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding intercompany Indebtedness between or among Regency Energy Partners and any of its Restricted Subsidiaries), except a payment of interest or principal within one month of its Stated Maturity; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:
(1)	if the Fixed Charge Coverage Ratio for Regency Energy Partners’ most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Regency Energy Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to Regency Energy Partners or a Restricted Subsidiary), (5), (6), (7) and (8) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:
(a)	Available Cash from Operating Surplus as of the end of the immediately preceding quarter; plus

(b)	100% of the aggregate net cash proceeds received by Regency Energy Partners (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Regency Energy Partners (other than Disqualified Equity)) since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Regency Energy Partners (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of Regency Energy Partners that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of Regency Energy Partners); plus

(c)	to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)	the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Regency Energy Partners or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the date of the Indenture (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e)	the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or
(2)	if the Fixed Charge Coverage Ratio for Regency Energy Partners’ most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Regency Energy Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to Regency Energy Partners or a Restricted Subsidiary), (5), (6), (7) and (8) of the next succeeding paragraph) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units and subordinated units of Regency Energy Partners, plus the related distribution on the general partner interest), is less than the sum, without duplication, of:
(a)	$100.0 million less the aggregate amount of all prior Restricted Payments made by Regency Energy Partners and its Restricted Subsidiaries pursuant to this clause 2(a) during the period since the date of the Indenture; plus

(b)	Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.
     The preceding provisions will not prohibit:
(1)	the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the Indenture;

(2)	so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of Regency Energy Partners or any Guarantor or of any Equity Interests of Regency Energy Partners in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to Regency Energy Partners from any Person (other than a Restricted Subsidiary of Regency Energy Partners) or (b) sale (other than to a Restricted Subsidiary of Regency Energy Partners) of Equity Interests of Regency Energy Partners, with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3)	so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition or retirement of any subordinated Indebtedness of Regency Energy Partners or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)	the payment of any distribution or dividend by a Restricted Subsidiary of Regency Energy Partners to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

(5)	so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners held by any current or former officer, director or employee of the General Partner, Regency Energy Partners or any of Regency Energy Partners’ Restricted Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by Regency Energy Partners from the sale of Equity

Interests of Regency Energy Partners to members of management or directors of the General Partner, Regency Energy Partners or its Restricted Subsidiaries that occurs after the date of the Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of sections 1(b) or 2(b) of the preceding paragraph), plus (b) the cash proceeds of key man life insurance policies received by Regency Energy Partners after the date of the Indenture;

(6)	so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Equity issued pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(7)	repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other convertible securities; or

(8)	so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Regency Energy Partners.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Regency Energy Partners or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $15.0 million, by an officer of the General Partner and, in the case of amounts over $15.0 million, by the Board of Directors of the General Partner, whose determination shall be evidenced by a board resolution. Not later than the date of making any Restricted Payment (excluding any Restricted Payment described in the preceding clauses (2)—(8) Regency Energy Partners will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed. For the purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)—(8), Regency Energy Partners will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.
Incurrence of Indebtedness and Issuance of Preferred Stock
     Regency Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Regency Energy Partners will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that Regency Energy Partners and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and Regency Energy Partners and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for Regency Energy Partners’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.
     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (11) below:
(1)	the incurrence by Regency Energy Partners and any Restricted Subsidiary of additional Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Regency Energy Partners and its Restricted Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $450.0 million and (b) the sum of $250.0 million and 20.0% of Regency Energy Partners’ Consolidated Net Tangible Assets;

(2)	the incurrence by Regency Energy Partners and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Regency Energy Partners, Finance Corp. and the Guarantors of Indebtedness represented by the outstanding notes and the related Note Guarantees to be issued on the date of the Indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by Regency Energy Partners or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Regency Energy Partners or any of its Restricted Subsidiaries, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $20.0 million and (b) 2.0% of Regency Energy Partners’ Consolidated Net Tangible Assets;

(5)	the incurrence by Regency Energy Partners or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

(6)	the incurrence by Regency Energy Partners or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Regency Energy Partners and any of its Restricted Subsidiaries; provided, however, that:
(a)	if Regency Energy Partners or any Guarantor is the obligor on such Indebtedness and the payee is not Regency Energy Partners or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Regency Energy Partners, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Regency Energy Partners or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)	the incurrence by Regency Energy Partners or any of its Restricted Subsidiaries of Hedging Obligations;

(8)	the guarantee by Regency Energy Partners or any of its Restricted Subsidiaries of Indebtedness of Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9)	the incurrence by Regency Energy Partners or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)	the incurrence by Regency Energy Partners or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in clause (4) under the caption “—Merger, Consolidation or Sale of Assets”;

(11)	the issuance by any of Regency Energy Partners’ Restricted Subsidiaries to Regency Energy Partners or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:
(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners; and

(b)	any sale or other transfer of any such preferred securities to a Person that is not either Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners will be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11); and
(12)	the incurrence by Regency Energy Partners or any of its Restricted Subsidiaries of additional Indebtedness; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (12) does not exceed the greater of (a) $25.0 million and (b) 2.5% of Regency Energy Partners’ Consolidated Net Tangible Assets.
     Regency Energy Partners will not incur, and will not permit Finance Corp. or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Regency Energy Partners, Finance Corp. or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of a Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
     For purposes of determining compliance with this “—Incurrence of Indebtedness and Issuance of Disqualified Equity” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Regency Energy Partners will be permitted to classify (or later classify or reclassify in while or in part in its sole discretion) such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant; provided, however, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Regency Energy Partners as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Regency Energy Partners or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
Liens
     Regency Energy Partners will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including any Attributable Debt) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the notes are secured on an equal and ratable basis or on a senior basis with the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).
Dividend and Other Payment Restrictions Affecting Subsidiaries
     Regency Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)	pay dividends or make any other distributions on its Equity Interests to Regency Energy Partners or any of its Restricted Subsidiaries or to pay any indebtedness owed to Regency Energy Partners or any of its Restricted Subsidiaries;

(2)	make loans or advances to Regency Energy Partners or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Regency Energy Partners or any of its Restricted Subsidiaries.
     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)	agreements as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the notes and the Note Guarantees;

(3)	applicable law;

(4)	any instrument governing Indebtedness or Equity Interests of a Person acquired by Regency Energy Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, the incurrence thereof was otherwise permitted by the terms of the Indenture;

(5)	customary non-assignment provisions in Hydrocarbon purchase and sale, or exchange agreements, or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business and consistent with past practices;

(6)	Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens securing indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, buy/sell agreements and other similar agreements entered into in the ordinary course of business;

(11)	any agreement or instrument relating to any property or assets acquired after the date of the Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13)	any instrument governing Indebtedness of an FERC Subsidiary, provided that such Indebtedness was otherwise permitted by the terms of the Indenture to be incurred.
Merger, Consolidation or Sale of Assets
     Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Regency Energy Partners and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(1)	either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as Regency Energy Partners is not a corporation;

(2)	the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	in the case of a transaction involving Regency Energy Partners and not Finance Corp., Regency Energy Partners or the Person formed by or surviving any such consolidation or merger (if other than Regency Energy Partners), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will either:
(a)	be, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity”; or

(b)	immediately after giving effect to such transaction and on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of Regency Energy Partners or the Person formed by or surviving any such consolidation or merger (if other than Regency Energy Partners), or to which such sale, assignment, transfer, lease, conveyance or other disposition had been made will be equal to or greater than the Fixed Charge Coverage Ratio of Regency Energy Partners immediately before such transaction; and

(5)	such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied;
provided that clause (4) shall not apply to any sale of assets of a Restricted Subsidiary to Regency Energy Partners or another Restricted Subsidiary or the merger or consolidation of a Restricted Subsidiary into any Restricted Subsidiary or Regency Energy Partners.
     Notwithstanding the preceding paragraph, Regency Energy Partners is permitted to reorganize as any other form of entity in accordance with the following procedures; provided that:
(1)	the reorganization involves the conversion (by merger, sale, legal conversion, contribution or exchange of assets or otherwise) of Regency Energy Partners into a form of entity other than a limited partnership formed under Delaware law;

(2)	the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)	the entity so formed by or resulting from such reorganization assumes all the obligations of Regency Energy Partners under the notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(4)	immediately after such reorganization no Default or Event of Default exists; and

(5)	such reorganization is not materially adverse to the holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includable corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Internal Revenue Code of 1986, as amended, or any similar state or local law).
     A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Regency Energy Partners or another Guarantor, unless it complies with the alternative conditions described above under “—Brief Description of the Notes and the Guarantees—Note Guarantees.”
     Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.
Transactions with Affiliates
     Regency Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Regency Energy Partners (each, an “Affiliate Transaction”), unless:
(1)	the Affiliate Transaction is on terms that are no less favorable to Regency Energy Partners or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Regency Energy Partners or such Restricted Subsidiary with an unrelated Person; and

(2)	Regency Energy Partners delivers to the trustee:
(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the General Partner set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Regency Energy Partners; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a written opinion as to the fairness to Regency Energy Partners or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)	any employment, equity award, equity option or equity appreciation agreement or plan entered into by Regency Energy Partners or any of its Restricted Subsidiaries in the ordinary course of business;

(2)	transactions between or among Regency Energy Partners and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Regency Energy Partners) that is an Affiliate of Regency Energy Partners solely because Regency Energy Partners owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	any issuance of Equity Interests (other than Disqualified Equity) of Regency Energy Partners to Affiliates of Regency Energy Partners;

(5)	Restricted Payments or Permitted Investments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments”;

(6)	customary compensation, indemnification and other benefits made available to officers, directors or employees of Regency Energy Partners, a Restricted Subsidiary of Regency Energy Partners or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7)	in the case of contracts for purchase, gathering, processing, sale, transportation and marketing of crude oil, natural gas, condensate and natural gas liquids, hedging agreements, and production handling, operating, construction, terminaling, storage, lease, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by Regency Energy Partners or any Restricted Subsidiary and third parties, or if neither Regency Energy Partners nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the General Partner;

(8)	loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; and

(9)	the existence of, or the performance by Regency Energy Partners or any Restricted Subsidiary of its obligations under the terms of, any agreements that are described under the heading “Certain relationships and related transactions” in our annual report on Form 10-K for the year ended December 31, 2006 and incorporated by reference into this prospectus, to which it is a party on the terms described therein and any amendments thereto and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Regency Energy Partners or any Restricted Subsidiary of its obligations under, any future amendment to such agreements or under any such similar agreements shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not less favorable to the Holders in any material respect as determined by the Board of Directors of the General Partner in its reasonable good faith judgment.
Business Activities
     Regency Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Regency Energy Partners and its Restricted Subsidiaries taken as a whole.
     Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if Regency Energy Partners is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by Regency Energy Partners, Finance Corp. or one or more Guarantors. At any time after Regency Energy Partners is a corporation, Finance Corp. may consolidate or merge with or into Regency Energy Partners or any Restricted Subsidiary.
Additional Guarantees
     If, after the date of the Indenture, any Restricted Subsidiary of Regency Energy Partners that is not already a Guarantor guarantees any Indebtedness of either of the Issuers or any Indebtedness of any Guarantor, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 business days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided however, that the preceding shall not apply to Subsidiaries of Regency Energy Partners that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph as a result of its guarantee of any Indebtedness shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the Guarantee that resulted in the creation of such Restricted Subsidiary’s Note Guarantee, except a discharge or release by, or as a result of payment under, such Guarantee.
Designation of Restricted and Unrestricted Subsidiaries
     The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Regency Energy Partners and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by Regency Energy Partners; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
     Any designation of a Subsidiary of Regency Energy Partners as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the General Partner giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Regency Energy Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant de scribed under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” Regency Energy Partners will be in default of such covenant.

     The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Regency Energy Partners; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Regency Energy Partners of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Equity,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Limitation on Sale and Leaseback Transactions
     Regency Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that Regency Energy Partners or any Restricted Subsidiary may enter into a sale and leaseback transaction if the transfer of assets in that sale and leaseback transaction is permitted by, and Regency Energy Partners or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”
Payments for Consent
     Regency Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports
     Whether or not required by the SEC, so long as any notes are outstanding, Regency Energy Partners will file with the SEC for public availability, within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing), and Regency Energy Partners will furnish to the trustee and, upon its prior request, to any of the holders or Beneficial Owners of notes, within five business days of filing, or attempting to file, the same with the SEC:
(1)	all quarterly and annual financial and other information with respect to Regency Energy Partners and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Regency Energy Partners were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report on the annual financial statements by Regency Energy Partners’ certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Regency Energy Partners were required to file such reports.
     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, including Section 3-10 of Regulation S-X. Each annual report on Form 10-K will include a report on Regency Energy Partners’ consolidated financial statements by Regency Energy Partners’ independent registered public accounting firm. In addition, Regency Energy Partners will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
     If, at any time Regency Energy Partners is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Regency Energy Partners will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing; provided that, for so long as Regency Energy Partners is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be 5 business days after the event giving rise to the obligation to file such report. Regency Energy Partners will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Regency Energy Partners’ filings for any reason, Regency Energy Partners will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Regency Energy Partners were required to file those reports with the SEC.
     In addition, Regency Energy Partners and the Guarantors have agreed that, for so long as any notes remain outstanding they will furnish to the holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default and Remedies
     Each of the following is an “Event of Default”:
(1)	default for 30 days in the payment when due of interest on, if any, with respect to, the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by Regency Energy Partners or any Guarantor to make a Change of Control Offer or an Asset Sale Offer within the time periods set forth, or to consummate a purchase of notes when required pursuant to the terms described, under the captions “—Repurchase at the Option of Holders—Change of Control” or “—Repurchase at the Option of Holders—Asset Sales” or to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by Regency Energy Partners for 90 days after notice to comply with the provisions described under “— Reports”;

(5)	failure by Regency Energy Partners or any Guarantor for 60 days after written notice to comply with any of its other agreements in the Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Regency Energy Partners or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Regency Energy Partners or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:
(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more, provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
(7)	failure by an Issuer or any of Regency Energy Partners’ Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency or reorganization described in the Indenture with respect to Finance Corp., Regency Energy Partners or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.
     In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to Finance Corp., Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners that is a Significant Subsidiary or any group of Restricted Subsidiaries of Regency Energy Partners that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
     Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the notes then outstanding may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.
     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:
(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.
     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.
     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of an Issuer with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the notes on or after December 15, 2010 pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to December 15, 2010 by reason of any willful action or inaction taken or not taken by or on behalf of an Issuer with the intention of avoiding the prohibition on redemption of the notes prior to that date, then the premium specified in the indenture with respect to the first year that the notes may be redeemed at the Issuers’ option (other than with the net cash proceeds of an Equity Offering or on a make-whole basis) will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.
     The Issuers and the Guarantors are required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon any officer of Regency Energy Partners or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.
No Recourse to General Partner or Personal Liability of Directors, Officers, Employees and Stockholders
     Neither the General Partner nor any director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of any Equity Interest of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
     The Issuers may, at their option and at any time, elect to have all of the Issuers’ obligations discharged with respect to the outstanding notes and all Obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:
(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.
     In addition, Regency Energy Partners may, at its option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants (including Regency Energy Partners’ obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and all Obligations of the Guarantors with respect to their Note Guarantees discharged, and thereafter any omission to comply with those covenants or Note Guarantees will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy, receivership, rehabilitation insolvency or reorganization events relating to Regency Energy Partners) described under “—Events of Default and Remedies” will no longer constitute an Event of Default.
     In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Regency Energy Partners or any of its Subsidiaries is a party or by which Regency Energy Partners or any of its Subsidiaries is bound;

(6)	the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)	the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Amendment, Supplement and Waiver
     Except as provided in the next two succeeding paragraphs, the Indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
     Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in currency other than that stated in the notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes (other than as permitted by clause (7) below);

(7)	waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)	make any change in the preceding amendment, supplement and waiver provisions.
     Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the Indenture, the notes or the Note Guarantees:
(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of an Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s properties or assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to conform the text of the Indenture or the Note Guarantees to any provision of this “Description of exchange notes” to the extent that such text of the Indenture or Note Guarantee was intended to reflect such provision of this “Description of exchange notes”;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

(8)	to allow any Guarantor to execute a supplemental indenture and/or a notation of a Note Guarantee with respect to the notes or to reflect the addition or release of a Note Guarantee in accordance with the Indenture;

(9)	to secure the notes and/or the Note Guarantees; or

(10)	to provide for the reorganization of Regency Energy Partners as any other form of entity, in accordance with the second paragraph of “—Certain Covenants—Merger, Consolidation or Sale of Assets.”
Satisfaction and Discharge
     The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:
(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;
(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Regency Energy Partners or any Guarantor is a party or by which Regency Energy Partners or any Guarantor is bound;

(3)	the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	the Issuers have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at fixed maturity or on the redemption date, as the case may be.
     In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
     If the trustee becomes a creditor of the Issuers or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.
     The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.
Governing Law
     The Indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information
     Anyone who receives this prospectus may obtain a copy of the Indenture, registration rights agreement, and the Partnership Agreement without charge by writing to Regency Energy Partners LP at 1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, Attention: Chief Legal Officer.
Book-Entry, Delivery and Form
     The exchange notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”),in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case, for credit to an account of a direct participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
     Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. Please read “—Exchange of Global Notes for Certificated Notes.”
Depository Procedures
     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
     DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers(including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
     DTC has also advised us that, pursuant to procedures established by it:
(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).
     Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
     Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
     Payments in respect of the principal of, and interest and premium, if any, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:
(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
     DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
     Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
     A Global Note is exchangeable for Certificated Notes in denominations of $1,000 and in integral multiples of $1,000, if:
(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary; or

(2)	there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
     Certificated Notes may not be exchanged for beneficial interests in any Global Note.
Same-Day Settlement and Payment
     The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuers will make all payments of principal, interest and premium, if any, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTAL Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
     “Acquired Debt” means, with respect to any specified Person:
(1)	Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specific Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control; provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Applicable Premium” means, with respect to any note on any redemption date, the greater of:
(1)	1.0% of the principal amount of the note; or

(2)	the excess of:
(a)	the present value at such redemption date of (i) the redemption price of the note at December 15, 2010 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through December 15, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.
     “Asset Sale” means:
(1)	the sale, lease, conveyance or other disposition of any properties or assets; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of Regency Energy Partners and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Regency Energy Partners’ Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)	any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $10.0 million;

(2)	a transfer of properties or assets between or among Regency Energy Partners and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of Regency Energy Partners to Regency Energy Partners or to a Restricted Subsidiary of Regency Energy Partners;

(4)	the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7)	any trade or exchange by Regency Energy Partners or any Restricted Subsidiary of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of some but not all of the Equity Interests of a Restricted Subsidiary in exchange for assets or properties and after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary, provided that the Fair Market Value of the properties or assets traded or exchanged by Regency Energy Partners or such Restricted Subsidiary (together with any cash or Cash Equivalents and liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents and liabilities assumed) to be received by Regency Energy Partners or such Restricted Subsidiary; and provided further that any cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(8)	the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “—Certain Covenants—Liens,” and any disposition in connection with a Permitted Lien.
     “Asset Sale Offer” has the meaning assigned to that term under “—Repurchase at the Option of Holders—Asset Sales.”
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that, if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
     “Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
     “Capital Stock” means:
(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
(1)	United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
     “Change of Control” means the occurrence of any of the following:
(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Regency Energy Partners and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), which occurrence is followed by a Ratings Decline within 90 days;

(2)	the adoption of a plan relating to the liquidation or dissolution of Regency Energy Partners or the removal of the General Partner by the limited partners of Regency Energy Partners;

(3)	the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as defined above), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner or of Regency Energy Partners, measured by voting power rather than number of shares, which occurrence is followed by a Ratings Decline within 90 days; or

(4)	the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors, which occurrence is followed by a Ratings Decline within 90 days.
Notwithstanding the preceding, a conversion of Regency Energy Partners from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as defined above) who Beneficially Owned the Capital Stock of Regency Energy Partners immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person,” excluding any Qualifying Owner, Beneficially Owns more than 50% of the Voting Stock of such entity.
     “Change of Control Offer” has the meaning assigned to that term under “—Repurchase at the Option of Holders—Change of Control.”
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)	an amount equal to (i) any extraordinary loss plus (ii) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of all payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)	all extraordinary or non-recurring items of gain or loss, or revenue or expense; minus

(7)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1)	the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of Statement of Financial Accounting Standards No. 133 will be excluded; and

(5)	any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.
     “Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after (i) adding the aggregate incremental amount of total assets that would have resulted from an acquisition of assets from an Affiliate that is accounted for as a pooling had it been accounted for using purchase accounting and (ii) deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who:
(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of December 1, 2004 and amended and restated at various dates, most recently August 15, 2006, by and among Regency Gas Services LP, Regency Energy Partners, the Guarantors party thereto, the lenders party thereto, Wachovia Bank, National Association, as administrative agent, collateral agent, swingline lender and issuing bank, UBS Securities LLC and Wachovia Capital Markets, LLC, as joint lead arrangers and joint book managers for the

Tranche B-1 Term Loans, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as joint lead arrangers and joint book managers for the Revolving Loans, UBS Loan Finance LLC, as syndication agent, Citigroup Global Markets Inc., as co-syndication agent for the Revolving Loans, and Fortis Capital Corp. and JPMorgan Chase Bank, N.A., as co-documentation agents, providing for $850.0 million of borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
     “Credit Facilities” means, one or more debt facilities (including the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, accounts receivable financing (including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require Regency Energy Partners to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that Regency Energy Partners may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”
     “Domestic Subsidiary” means any Restricted Subsidiary of Regency Energy Partners that was formed under the laws of the United States or any state of the United States or the District of Columbia.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by Regency Energy Partners after the date of the Indenture.
     “Exchange Notes” means the notes issued in an Exchange Offer pursuant to the Indenture.
     “Exchange Offer” has the meaning set forth for such term in the applicable registration rights agreement.
     “Existing Indebtedness” means the aggregate principal amount of Indebtedness of Regency Energy Partners and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Regency Energy Partners (unless otherwise provided in the Indenture).
     “FERC Subsidiary” means a Restricted Subsidiary of Regency Energy Partners that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereof) under Section 7(c) of the Natural Gas Act of 1938.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of Regency Energy Partners (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	interest income reasonably anticipated by such Person to be received during the applicable four quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(5)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(6)	if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.
     “Fixed Charges” means, with respect to any specified Person for any period, (A) the sum, without duplication, of:
(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Regency Energy Partners (other than Disqualified Equity) or to Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners; minus
(B) to the extent included in (A) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity. “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
     “General Partner” means Regency GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of Regency GP LP, a Delaware limited partnership, and its successors and permitted assigns as general partner of Regency Energy Partners or as the business entity with the ultimate authority to manage the business and operations of Regency Energy Partners.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
     “Guarantors” means each of:
(1)	the Subsidiaries of Regency Energy Partners, other than Finance Corp., executing the Indenture as initial Guarantors; and

(2)	any other Subsidiary of Regency Energy Partners that becomes a Guarantor in accordance with the provisions of the Indenture,and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:
(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)	foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(4)	any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(5)	other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency exchange rates or commodity prices.
     “Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
     Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:
(1)	accrued expenses and trade accounts payable arising in the ordinary course of business;

(2)	any obligation of Regency Energy Partners or any of its Restricted Subsidiaries in respect of bid, performance, surety and similar bonds issued for the account of Regency Energy Partners and any of its Restricted Subsidiaries in the ordinary course of business, including Guarantees and obligations of Regency Energy Partners or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3)	any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at fixed maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4)	any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five business days of its incurrence; and

(5)	any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Regency Energy Partners such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Regency Energy Partners, Regency Energy Partners will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Regency Energy Partners’ Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”
     “Joint Venture” means any Person that is not a direct or indirect Subsidiary of Regency Energy Partners in which Regency Energy Partners or any of its Restricted Subsidiaries makes any Investment.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
     “Net Proceeds” means the aggregate cash proceeds received by Regency Energy Partners or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:
(1)	the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)	amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness except to the extent resulting a permanent reduction in availability of such Indebtedness under a Credit Facility, secured by a Lien on the properties or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

(4)	any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Regency Energy Partners or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Regency Energy Partners or its Restricted Subsidiaries from such escrow arrangement, as the case may be.
     “Non-Recourse Debt” means Indebtedness:
(1)	as to which neither Regency Energy Partners nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Regency Energy Partners or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Regency Energy Partners or any of its Restricted Subsidiaries except as contemplated by clause (10) of the definition of Permitted Liens.
     For purposes of determining compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above, if any Non-Recourse Debt of any of Regency Energy Partners’ Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Regency Energy Partners.
     “Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under the Indenture and the notes, pursuant to the provisions of the Indenture.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the Indenture.
     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP, dated as of February 3, 2006, as amended on August 15, 2006 and September 21, 2006, and as such may be further amended, modified or supplemented from time to time.
     “Permitted Business” means either (1) gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hedging Obligations to support these businesses, or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code of 1986, as amended.
     “Permitted Business Investments” means Investments by Regency Energy Partners or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of Regency Energy Partners or in any Joint Venture, provided that:
(1)	either (a) at the time of such Investment and immediately thereafter, Regency Energy Partners could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under “—Certain Covenants—Restricted Payments”) not previously expended at the time of making such Investment;

(2)	if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to Regency Energy Partners or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which Regency Energy Partners or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keepwell” arrangement) could, at the time such Investment is made, be incurred at that time by Regency Energy Partners and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”; and

(3)	such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.
     “Permitted Investments” means:
(1)	any Investment in Regency Energy Partners or in a Restricted Subsidiary of Regency Energy Partners;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of Regency Energy Partners; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, Regency Energy Partners or a Restricted Subsidiary of Regency Energy Partners;
(4)	any Investment made as a result of the receipt of non-cash consideration from:
(a)	an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(b)	pursuant to clause (7) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;
(5)	any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of Regency Energy Partners;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Regency Energy Partners or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by Regency Energy Partners or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations permitted to be incurred;

(8)	loans or advances to employees made in the ordinary course of business of Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)	repurchases of the notes;

(10)	any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(11)	Permitted Business Investments; and

(12)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed the greater of (a) $25.0 million and (b) 2.5% of Regency Energy Partners’ Consolidated Net Tangible Assets.
     “Permitted Liens” means:
(1)	Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness;

(2)	Liens in favor of Regency Energy Partners or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Regency Energy Partners or any Subsidiary of Regency Energy Partners; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Regency Energy Partners or the Subsidiary;

(4)	Liens on property existing at the time of acquisition of the property by Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens existing on the date of the Indenture (other than Liens securing the Credit Facilities);

(8)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9)	Liens on any property or asset acquired, constructed or improved by Regency Energy Partners or any of its Restricted Subsidiaries (a “Purchase Money Lien”), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(10)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(11)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Regency Energy Partners or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

(12)	Liens to secure performance of Hedging Obligations of Regency Energy Partners or any of its Restricted Subsidiaries;

(13)	Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for purchase, gathering, processing, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, unitization and pooling declarations and agreements, area of mutual interest agreements, real property leases and other agreements arising in the ordinary course of business of Regency Energy Partners and its Restricted Subsidiaries that are customary in the Permitted Business;

(14)	Liens upon specific items of inventory, receivables or other goods or proceeds of Regency Energy Partners or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant described under “— Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Equity”;

(15)	Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under “— Certain Covenants—Liens”;

(16)	Liens incurred in the ordinary course of business of Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens pursuant to this clause (16) dates not exceed 5.0% of Regency Energy Partners’ Consolidated Net Tangible Assets at such time; and

(17)	any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (16) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.
After termination of the covenants referred to in the first paragraph of “— Certain Covenants —Termination of Covenants”, for purposes of complying with the “Liens” covenant, the Liens described in clauses (1) and (16) of this definition of “Permitted Liens” will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Consolidated Net Tangible Assets of Regency Energy Partners. Once effective, this 10% limitation on Permitted Liens will continue to apply during any later period in which the notes do not have an Investment Grade Rating by both Rating Agencies.
     “Permitted Refinancing Indebtedness” means any Indebtedness of Regency Energy Partners or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, other Indebtedness of Regency Energy Partners or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Note Guarantees, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by Regency Energy Partners or by the Restricted Subsidiary that is the obligor on or guarantor of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Qualified Owner” means Hicks, Muse, Tate & Furst Equity Fund V, LP and its Affiliates that are organized by such Person (or any Person controlling such Person) primarily for making, or otherwise having as their primary activity holding or exercising control over, equity or debt investments in Regency GP LLC or other portfolio companies.
     “Rating Agencies” means Moody’s and S&P.
     “Ratings Categories” means:
(1)	with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).
     “Ratings Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or — for S&P, and 1, 2 and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.
     “Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of Regency Energy Partners.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.
     “SEC” means the Securities and Exchange Commission.

     “Senior Indebtedness” means with respect to any Person, Indebtedness of such Person, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the notes or the Note Guarantee of such Person, as the case may be.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
(1)	any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
     “Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2010; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, Regency Energy Partners shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Regency Energy Partners will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
     “Unrestricted Subsidiary” means any Subsidiary of Regency Energy Partners (other than Finance Corp. or any successor to it) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)	except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted under clause (4) of the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Regency Energy Partners or any Restricted Subsidiary of Regency Energy Partners unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Regency Energy Partners or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Regency Energy Partners;

(3)	is a Person with respect to which neither Regency Energy Partners nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Regency Energy Partners or any of its Restricted Subsidiaries.
     All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of certain federal income tax consequences relevant to the exchange of exchange notes for outstanding notes, but does not purport to be a complete analysis for all potential tax effects. The summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. Each holder is encouraged to consult, and depend on, his own tax advisor in analyzing the particular tax consequences of exchanging such holder’s outstanding notes for new notes, including the applicability and effect of any federal, state, local and foreign tax laws.
     The exchange of exchange notes for outstanding notes will not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.
PLAN OF DISTRIBUTION
     Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:
•	you acquire the exchange notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.
     You may not participate in the exchange offer if you are:
•	an “affiliate” within the meaning of Rule 405 under the Securities Act of us or Regency Energy Finance Corp.; or

•	a broker-dealer that acquired outstanding notes directly from us.
     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such exchange notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver this prospectus.
     If you wish to exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Procedures for Tendering — Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such exchange notes.
     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of such methods of resale;

•	at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.
     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     For the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all reasonable expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
     Vinson & Elkins L.L.P. has issued an opinion as to the legality of the exchange notes.
EXPERTS
     The (1) consolidated financial statements of Regency Energy Partners LP and subsidiaries and (2) the consolidated balance sheet of Regency GP LP incorporated in this prospectus by reference from Regency Energy Partners LP's Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.
     We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.
     Any information that we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and that is deemed “filed,” with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:
•	Our Annual Report on Forms 10-K for the year ended December 31, 2006.
     You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:
Regency Energy Partners LP.
Investor Relations
1700 Pacific, Suite 2900
Dallas, Texas 75201
(214) 750-1711
     We also make available free of charge on our internet website at http://www.regencyenergy.com all of the documents we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains certain “forward-looking statements” within the meaning of the federal securities laws. Statements included in this prospectus that are not historical facts, but that address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as references to future goals or intentions or other such references are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or similar words. These statements include statements related to plans for growth of the business, future capital expenditures and competitive strengths and goals. We make these statements based on our past experience and our perception of historical trends, current conditions and expected future developments as well as other considerations we believe are appropriate under the circumstances. Whether actual results and developments in the future will conform to our expectations is subject to numerous risks and uncertainties, many of which are beyond our control. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors, including:
•	Our ability to integrate successfully any acquired assets or operations;

•	the volatility of prices and market demand for natural gas and natural gas liquids;

•	our ability to continue to obtain new sources of natural gas supply;

•	the ability of key producers to continue to drill and successfully complete and attach new natural gas supplies;

•	our ability to retain our key customers;

•	general economic conditions;

•	the effects of government regulations and policies; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.
     Cautionary statements identifying important factors that could cause actual results to differ materially from our expectations are set forth in this prospectus, including in conjunction with the forward-looking statements that are referred to above. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in this prospectus under “Risk Factors.” All forward-looking statements included in this prospectus and all subsequent written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, other than as required by law, and we undertake no obligation to update publicly or to revise any forward-looking statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Officers and Directors
     We will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.
Item 21. Exhibits and Financial Statement Schedules

4.1	Indenture for 8 3/8% Senior Notes due 2013, together with the global notes (incorporated by reference to Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2006).

4.2*	Registration Rights Agreement, dated as of December 12, 2006, among Regency Energy Partners LP, Regency Finance Corp., the Guarantors named therein and UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K for the year ended December 31, 2006).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Indenture with respect to the 8 3/8% Senior Notes due 2013.

*	Filed herewith.
Item 22. Undertakings
     Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     Each registrant hereby undertakes:
     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 1st day of April, 2007.

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	Chairman, President and Chief Executive Officer
     Each person whose signature appears below appoints Stephen L. Arata and William E. Joor, III, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ James W. Hunt James W. Hunt	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	April 1, 2007

/s/ Stephen L. Arata Stephen L. Arata	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 1, 2007

/s/ Lawrence B. Connors Lawrence B. Connors	Vice President, Finance and Accounting (Principal Accounting Officer)	April 1, 2007

/s/ Joe Colonnetta Joe Colonnetta	Director	April 1, 2007

/s/ Jason H. Downie Jason H. Downie	Director	April 1, 2007

/s/ A. Dean Fuller A. Dean Fuller	Director	April 1, 2007

Jack D. Furst	Director	April ___, 2007

/s/ J. Edward Herring J. Edward Herring	Director	April 1, 2007

/s/ Robert D. Kincaid Robert D. Kincaid	Director	April 1, 2007

/s/ Gary W. Luce Gary W. Luce	Director	April 1, 2007

/s/ J. Otis Winters J. Otis Winters	Director	April 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY ENERGY FINANCE CORP.

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	Chairman, President and Chief Executive Officer
     Each person whose signature appears below appoints Stephen L. Arata and William E. Joor, III, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ James W. Hunt James W. Hunt	Chairman, President, Chief Executive Officer (Principal Executive Officer)	April 1, 2007

/s/ Stephen L. Arata Stephen L. Arata	Vice President and Treasurer, Director (Principal Financial Officer and Principal Accounting Officer)	April 1, 2007

Michael L. Williams	Vice President, Director	April ___, 2007

/s/ William E. Joor III William E. Joor III	Vice President, Secretary, Director	April 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY WAHA LP, LLC

REGENCY NGL GP, LLC

REGENCY GAS MARKETING GP LLC

REGENCY WAHA GP, LLC

REGENCY INTRASTATE GAS, LLC

REGENCY MIDCON GAS LLC

REGENCY LIQUIDS PIPELINE LLC

REGENCY GAS GATHERING AND PROCESSING LLC

GULF STATES TRANSMISSION CORPORATION

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	Chairman, President and Chief Executive Officer
     Each person whose signature appears below appoints Stephen L. Arata and William E. Joor, III, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ James W. Hunt James W. Hunt	Chairman and President (Principal Accounting Officer)	April 1, 2007

/s/ Stephen Arata Stephen Arata	Vice President, Director (Principal Financial Officer)	April 1, 2007

/s/ Lawrence B. Connors Lawrence B. Connors	Treasurer (Principal Accounting Officer)	April 1, 2007

Michael L. Williams	Vice President, Director (except as to Gulf States Transmission Corporation)	April ___, 2007
/s/ William E. Joor III William E. Joor III	Vice President and Secretary, Director	April 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY FN GP LLC

REGENCY FS GP LLC

REGENCY GUARANTOR GP LLC

REGENCY GU GP LLC

REGENCY OPERATING GP LLC

REGENCY PIPELINE COMPANY INC.

REGENCY TGG LLC

REGENCY TS GP LLC

REGENCY TS ACQUISITION GP LLC

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	Chairman, President and Chief Executive Officer
     Each person whose signature appears below appoints Stephen L. Arata and William E. Joor, III, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ James W. Hunt James W. Hunt	Chairman and President (Principal Executive Officer)	April 1, 2007

/s/ Stephen L. Arata Stephen L. Arata	Vice President, Director (Principal Financial Officer)	April 1, 2007

/s/ Lawrence B. Connors Lawrence B. Connors	Vice President and Treasurer (Principal Accounting Officer)	April 1, 2007

/s/ William E. Joor III William E. Joor III	Vice President and Secretary, Director	April 1, 2007

Michael L. Williams	Vice President, Director	April ___, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY OLP GP LLC

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	Chairman, President and Chief Executive Officer
     Each person whose signature appears below appoints Stephen L. Arata and William E. Joor, III, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ James W. Hunt James W. Hunt	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 1, 2007

/s/ Stephen L. Arata Stephen L. Arata	Executive Vice President and Chief Financial Officer, Director (Principal Financial Officer)	April 1, 2007

/s/ Lawrence B. Connors Lawrence B. Connors	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 1, 2007

/s/ William E. Joor III William E. Joor III	Executive Vice President, Chief Legal and Administrative Officer and Secretary, Director	April 1, 2007

Michael L. Williams	Executive Vice President and Chief Operations Officer, Director	April ___, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY EASTEX NEWLINE LP

REGENCY EASTEX PROTREAT I LP

REGENCY EASTEX PROTREAT II LP

By:	REGENCY OPERATING GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY FRIO NEWLINE LP

By:	REGENCY FN GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY FS LP

By:	REGENCY FS GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY GAS UTILITY LP

By:	REGENCY GU GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY GUARANTOR LP

By:	REGENCY GUARANTOR GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY FIELD SERVICES LP

By:	REGENCY TS GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY OPERATING LP

By:	REGENCY OPERATING GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY TS ACQUISITION LP

By:	REGENCY TS ACQUISITION GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY GAS COMPANY LTD.

By:	REGENCY PIPELINE COMPANY INC., its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY NGL MARKETING LP

By:	REGENCY NGL GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY GAS MARKETING LP

By:	REGENCY GAS MARKETING GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY GAS SERVICES LP

By:	REGENCY OLP GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

REGENCY GAS SERVICES WAHA LP

By:	REGENCY WAHA GP LLC., its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on April 1, 2007

PALAFOX JOINT VENTURE

By:	REGENCY PIPELINE COMPANY INC, its General Partner

By:	REGENCY GAS SERVICES LP, its General Partner

By: REGENCY OLP GP LLC, its General Partner

By:	/s/ James W. Hunt

Name:	James W. Hunt

Title:	President

INDEX TO EXHIBITS

4.1	Indenture for 8 3/8% Senior Notes due 2013, together with the global note (incorporated by reference to Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2006).

4.2*	Registration Rights Agreement, dated as of December 12, 2006, among Regency Energy Partners LP, Regency Finance Corp., the Guarantors named therein and UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K for the year ended December 31, 2006).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Indenture with respect to the 8 3/8% Senior Notes due 2013.

*	Filed herewith.